AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 11, 2000
                                                  REGISTRATION NO. 333-________


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                        --------------------------------
                             REGISTRATION STATEMENT

                                   ON FORM S-4

                                      UNDER

                           THE SECURITIES ACT OF 1933

                        --------------------------------

                              STARBASE CORPORATION

             (Exact Name of Registrant as Specified in its Charter)

                  DELAWARE                                    33-0567363
        (State or Other Jurisdiction                       (I.R.S. Employer
              of Incorporation                           Identification No.)
              or Organization)

                        4 HUTTON CENTRE DRIVE, SUITE 800
                            SANTA ANA, CA 92707-8713
                                (714) 445-4400

 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                DOUGLAS S. NORMAN
                        4 HUTTON CENTRE DRIVE, SUITE 800
                            SANTA ANA, CA 92707-8713
                                 (714) 445-4400

  (Name, address, including zip code, telephone number, including area code, of agent for service)

                                   Copies to:

   MARTIN ERIC WEISBERG, ESQ.                    WILLIAM J. SIMPSON, ESQ.
       PARKER CHAPIN LLP                   PAUL, HASTINGS, JANOFSKY & WALKER LLP
      405 LEXINGTON AVENUE                   695 TOWN CENTER DRIVE, 17TH FLOOR
       NEW YORK, NY 10174                          COSTA MESA, CA 92626
         (212) 704-6000                               (714) 668-6200

                              ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement is declared effective and all other conditions to the merger of ObjectShare, Inc. ("ObjectShare") with and into OBJS Acquisition Corp. ("Subsidiary"), a wholly-owned subsidiary of StarBase Corporation (the "Registrant" or "StarBase") pursuant to the Agreement and Plan of Merger described in the enclosed proxy statement/prospectus have been satisfied or waived.

|_| If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

|_| If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

|X| If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. No. 333-30260

                              ---------------------

|_| If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                              ---------------------

|_| If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                         CALCULATION OF REGISTRATION FEE

==================================== ================ ===================== ====================== =================
                                                        Proposed maximum      Proposed maximum        Amount of
      Title of each class of          Amount to be     offering price per    aggregate offering      registration
    securities to be registered      registered (1)          share                  price                fee
------------------------------------ ---------------- --------------------- ---------------------- -----------------
   Common Stock, $0.01 par value        2,124,000          $0.709654             $8,850,000           $2,336.40
==================================== ================ ===================== ====================== =================

(1) This Registration Statement relates to the common stock, par value $0.01 per share, of the Registrant (the "StarBase Common Stock") previously registered under Registration Statement No. 333-30260 with respect to the StarBase Common Stock estimated to be issuable to holders of common stock, par value $0.001 per share, of ObjectShare Inc. (the "ObjectShare Common Stock") in connection with the merger. The number of shares to be registered pursuant to this Registration Statement is based on (i) the maximum aggregate offering price of $8,850,000 ($0.709654 per share) set forth in the previously registered Registration Statement (No. 333-30260),
     (ii) an assumed minimum average per share value of $5.00 for StarBase Common Stock, and (iii) 12,470,863, the number of shares of ObjectShare Common Stock which were issued and outstanding as of April 10, 2000.

(2) 651,535 shares of common stock issuable upon consummation of the merger were previously registered under Registration Statement No. 333-30260 and an aggregate registration fee of $1,646.15 was paid in connection therewith.

                           INCORPORATION BY REFERENCE
            OF REGISTRATION STATEMENT ON FORM S-4 FILE NO. 333-30260

           StarBase Corporation is incorporating by reference the information contained in its Registration Statement on Form S-4 File No. 333-30260 in its entirety, including any amendments, as well as any exhibits relating to it. The Registration Statement was declared effective by the Securities and Exchange Commission on March 6, 2000.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS.


Number                     Description of Exhibit
------                     ----------------------

 5.1 (1)                Opinion of Parker Chapin LLP

23.1 (1)                Consent of PricewaterhouseCoopers LLP

23.2 (1)                Consent of Deloitte & Touche LLP

23.3 (1)                Consent of Ernst & Young LLP

23.4 Consent of Parker Chapin LLP (included in Exhibit 5.1 hereto)

-------------------
(1)    Filed herewith.

                                    SIGNATURE

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment to its Registration Statement (File No. 333-30260) pursuant to Rule 462(b) to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Ana, State of California, on the 11th day of April, 2000.

                                      STARBASE CORPORATION

                                      By: /s/ Douglas S. Norman
                                          ------------------------------------
                                          Douglas S. Norman,
                                          Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated.

               Signature                                  Title                                  Date
               ---------                                  -----                                  ----

                                           President, Chief Executive Officer               April 11, 2000
                   *                            and Chairman of the Board

----------------------------------------
          William R. Stow III

                   *                       Vice President,  Administration                  April 11, 2000
----------------------------------------        and Director
           Donald R. Farrow

                   *                                     Director                           April 11, 2000
----------------------------------------
             Frank R. Caccamo

                   *                                    Director                            April 11, 2000
----------------------------------------
           Phillip E. Pearce

                   *                                    Director                            April 11, 2000
----------------------------------------
            Daniel P. Ginns

                   *                                    Director                            April 11, 2000
----------------------------------------
           John R. Snedegar

                   *                                    Director                            April 11, 2000
----------------------------------------
           Barry W. Sullivan

        /s/ Douglas S. Norman                    Chief Financial Officer                    April 11, 2000
----------------------------------------
          Douglas S. Norman

* By: /s/ Douglas S. Norman
      ---------------------
         Douglas S. Norman,
         Attorney-in-fact

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                  -------------




                              EXHIBITS TO FORM S-4

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                                  -------------







STARBASE CORPORATION
(EXACT NAME OF ISSUER AS SPECIFIED
IN ITS CHARTER)

EXHIBIT INDEX
-------------

Number                     Description of Exhibit
------                     ----------------------

 5.1 (1)                Opinion of Parker Chapin LLP

23.1 (1)                Consent of PricewaterhouseCoopers LLP

23.2 (1)                Consent of Deloitte & Touche LLP

23.3 (1)                Consent of Ernst & Young LLP

23.4 Consent of Parker Chapin LLP (included in Exhibit 5.1 hereto)

-------------------
(1)      Filed herewith.